Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	May 5, 2025
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
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LOS ANGELES, May 5, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for its first quarter ended March 31, 2025.

“Despite market volatility over the last several months, we reported a strong start to 2025, with solid leasing activity during the quarter and growing momentum in our forward pipeline. Our high quality portfolio remains uniquely positioned to capitalize on the West Coast office recovery that is well underway,” commented Angela Aman, CEO. “In addition, subsequent to quarter end, we made important progress on the monetization of our future land bank, entering into an agreement to sell a portion of our Santa Fe Summit site in San Diego.”

Financial Results
•Revenues of $270.8 million for the quarter ended March 31, 2025, as compared to $278.6 million for the quarter ended March 31, 2024
•Net income available to common stockholders of $39.0 million, or $0.33 per diluted share, for the quarter ended March 31, 2025, as compared to $49.9 million, or $0.42 per diluted share, for the quarter ended March 31, 2024
•Funds from operations (“FFO”) of $122.3 million, or $1.02 per diluted share, for the quarter ended March 31, 2025, as compared to $133.7 million, or $1.11 per diluted share, for the quarter ended March 31, 2024

Leasing and Occupancy
•Stabilized portfolio was 81.4% occupied and 83.9% leased at March 31, 2025
•During the quarter, signed approximately 248,000 square feet of leases
◦Leasing activity was comprised of 98,000 square feet of new leasing on previously vacant space, 59,000 square feet of new leasing on currently occupied space, and 91,000 square feet of renewal leasing
▪Includes 4,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased 15.8% and 23.0%, respectively, from prior levels on second generation leasing, excluding short-term leasing

Development
•As previously disclosed, in January, received a temporary certificate of occupancy and progressed Kilroy Oyster Point Phase 2 from the under construction phase to the tenant improvement phase

Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on April 9, 2025 to stockholders of record on March 31, 2025 (the ex-dividend date)

Recent Developments
•Subsequent to quarter end, entered into an agreement to sell a portion of the land at Santa Fe Summit for $38.0 million in gross proceeds. This transaction represents approximately five acres of the 22-acre site and is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company is affirming Nareit-defined FFO per share guidance for the full year 2025 of $3.85 to $4.05 per diluted share. In addition to the assumptions detailed below, 2025 guidance continues to assume a range of outcomes related to the capitalization of interest expense and other carry costs on certain future development projects and assumes no impact from 2025 capital recycling activities.

Key Assumptions	February 2025 Assumptions	May 2025 Assumptions
Same Property Cash Net Operating Income (“NOI”) growth (1) (2)	(1.5%) to (3.0%)	(1.5%) to (3.0%)
Average full year occupancy	80% to 82%	80% to 82%
GAAP lease termination fee income	+/- $3 million	+/- $3 million
Non-Cash GAAP NOI adjustments (3)	$2 million to $5 million	$2 million to $5 million
General and administrative and Leasing costs	$83 million to $85 million	$83 million to $85 million
Interest income	+/- $6 million	+/- $6 million
Total development spending	$100 million to $200 million	$100 million to $200 million

	Full Year 2025 Range as of February 2025		Full Year 2025 Range as of May 2025
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.01	$1.22	$1.08	$1.29

Weighted average common shares outstanding - diluted (4)	118,775	118,775	118,765	118,765

Net income available to common stockholders	$120,000	$145,000	$128,000	$153,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,350	1,450	1,350	1,450
Net income attributable to noncontrolling interests in consolidated property partnerships	21,000	21,500	21,000	21,500
Depreciation and amortization of real estate assets	350,000	350,000	342,500	342,500
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,250)	(30,750)	(29,250)	(30,750)
Funds From Operations (2)	$463,100	$487,200	$463,600	$487,700

Weighted average common shares/units outstanding – diluted (5)	120,400	120,400	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$3.85	$4.05	$3.85	$4.05

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(1)Commencing January 1, 2025, the Company began excluding lease termination fees from NOI and Cash NOI. Same Property Cash NOI growth guidance for 2025 excludes the impact of lease termination fees.
(2)For additional information, please refer to Management Statements on Non-GAAP Supplemental Measures on pages 35-37 of our Supplemental Financial Report furnished on Form 8-K.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(4)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(5)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

The Company’s guidance estimates for the full year 2025, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss first quarter results and the current business environment during the Company’s May 6, 2025 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=d84ce754&confId=80006. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/953639562. It may be necessary to download audio software to hear the conference call.

About Kilroy Realty Corporation

Kilroy is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San Francisco Bay Area, Seattle, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science, and business services companies.

The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.

As of March 31, 2025, Kilroy’s stabilized portfolio totaled approximately 17.1 million square feet of primarily office and life science space that was 81.4% occupied and 83.9% leased. The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 95.2%. In addition, the Company had one development project in the tenant improvement phase totaling approximately 875,000 square feet with a total estimated investment of $1.0 billion and two life science redevelopment projects in the tenant improvement phase totaling approximately 100,000 square feet with total estimated redevelopment costs of $80.0 million.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nairit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.

Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’ lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$270,844	$278,581

Net income available to common stockholders	$39,008	$49,920

Weighted average common shares outstanding – basic	118,195	117,338
Weighted average common shares outstanding – diluted	118,664	117,961

Net income available to common stockholders per share – basic	$0.33	$0.42
Net income available to common stockholders per share – diluted	$0.33	$0.42

Funds From Operations (1)(2)	$122,310	$133,723

Weighted average common shares/units outstanding – basic (3)	119,750	119,660
Weighted average common shares/units outstanding – diluted (4)	120,220	120,283

Funds From Operations per common share/unit – basic (2)	$1.02	$1.12
Funds From Operations per common share/unit – diluted (2)	$1.02	$1.11

Common shares outstanding at end of period	118,269	117,366
Common partnership units outstanding at end of period	1,151	1,151
Total common shares and units outstanding at end of period	119,420	118,517

	March 31, 2025	March 31, 2024
Stabilized office portfolio occupancy rates: (5)
Los Angeles	72.7%	76.5%
San Diego	87.5%	87.9%
San Francisco Bay Area	86.8%	89.9%
Seattle	78.6%	83.6%
Austin	76.4%	71.5%
Weighted average total	81.4%	84.2%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles	4,340	4,338
San Diego	2,870	2,776
San Francisco Bay Area	6,171	6,170
Seattle	2,996	3,000
Austin	759	759
Total	17,136	17,043
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(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	March 31, 2025	December 31, 2024
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,750,820	$1,750,820
Buildings and improvements	8,617,728	8,598,751
Undeveloped land and construction in progress	2,356,330	2,309,624
Total real estate assets held for investment	12,724,878	12,659,195
Accumulated depreciation and amortization	(2,900,113)	(2,824,616)
Total real estate assets held for investment, net	9,824,765	9,834,579

Cash and cash equivalents	146,711	165,690
Marketable securities	29,187	27,965
Current receivables, net	11,680	11,033
Deferred rent receivables, net	447,433	451,996
Deferred leasing costs and acquisition-related intangible assets, net	220,051	225,937
Right of use ground lease assets	128,949	129,222
Prepaid expenses and other assets, net	69,909	51,935
TOTAL ASSETS	$10,878,685	$10,898,357

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$596,806	$598,199
Unsecured debt, net	4,001,036	3,999,566
Accounts payable, accrued expenses and other liabilities	292,354	285,011
Ground lease liabilities	128,227	128,422
Accrued dividends and distributions	64,990	64,850
Deferred revenue and acquisition-related intangible liabilities, net	137,538	142,437
Rents received in advance and tenant security deposits	77,749	71,003
Total liabilities	5,298,700	5,289,488

EQUITY:
Stockholders’ Equity
Common stock	1,183	1,181
Additional paid-in capital	5,210,415	5,209,653
Retained earnings	144,867	171,212
Total stockholders’ equity	5,356,465	5,382,046
Noncontrolling Interests
Common units of the Operating Partnership	52,105	52,472
Noncontrolling interests in consolidated property partnerships	171,415	174,351
Total noncontrolling interests	223,520	226,823
Total equity	5,579,985	5,608,869
TOTAL LIABILITIES AND EQUITY	$10,878,685	$10,898,357

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
REVENUES
Rental income	$266,244	$274,890
Other property income	4,600	3,691
Total revenues	270,844	278,581

EXPENSES
Property expenses	58,714	57,320
Real estate taxes	28,365	29,239
Ground leases	3,020	2,752
General and administrative expenses	16,901	17,292
Leasing costs	2,873	2,279
Depreciation and amortization	87,119	88,031
Total expenses	196,992	196,913

OTHER INCOME (EXPENSES)
Interest income	1,134	13,190
Interest expense	(31,148)	(38,871)
Other income (expense) (1)	(157)	(287)
Total other expenses	(30,171)	(25,968)

NET INCOME	43,681	55,700

Net income attributable to noncontrolling common units of the Operating Partnership	(375)	(502)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,298)	(5,278)
Total income attributable to noncontrolling interests	(4,673)	(5,780)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$39,008	$49,920

Weighted average shares of common stock outstanding – basic	118,195	117,338
Weighted average shares of common stock outstanding – diluted	118,664	117,961

Net income available to common stockholders per share – basic	$0.33	$0.42
Net income available to common stockholders per share – diluted	$0.33	$0.42
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(1)Commencing January 1, 2025, the Company began presenting a new line item,“Other income (expense)”, which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in general and administrative expenses. Historical amounts for general and administrative expenses and other income (expense) have been revised to conform with the current period presentation.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income available to common stockholders	$39,008	$49,920
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	375	502
Net income attributable to noncontrolling interests in consolidated property partnerships	4,298	5,278
Depreciation and amortization of real estate assets	85,735	86,460
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,106)	(8,437)
Funds From Operations(1)(2)(3)	$122,310	$133,723

Weighted average common shares/units outstanding – basic (4)	119,750	119,660
Weighted average common shares/units outstanding – diluted (5)	120,220	120,283

Funds From Operations per common share/unit – basic (2)	$1.02	$1.12
Funds From Operations per common share/unit – diluted (2)	$1.02	$1.11
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(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.7 million and $6.5 million for the three months ended March 31, 2025 and 2024, respectively.

(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.